Exhibit(l)

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November 22, 2021

Reaves Utility Income Fund

1290 Broadway, Suite 1000

Denver, Colorado 80203

Re:       Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Reaves Utility Income Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (as amended, the “Registration Statement”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time of up to an aggregate of $600,000,000 of the following securities of the Fund: (1) common shares of beneficial interest, no par value, of the Fund (“Common Shares”) and (2) rights to purchase Common Shares (“Subscription Rights”). The Common Shares and Subscription Rights are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Agreement and Declaration of Trust of the Fund (the “Declaration of Trust”);

(iii)	the Amended and Restated Bylaws of the Fund (the “Bylaws”);

(iv)	a certificate of good standing with respect to the Fund issued by the Secretary of State of the State of Delaware as of a recent date; and

(v)	the resolutions of the board of trustees of the Fund (the “Board of Trustees”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Fund.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	Upon the completion of all Corporate Proceedings (as defined herein) related to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against receipt by the Fund of such lawful consideration therefor as the Board of Trustees (or a duly authorized committee thereof) may determine and at a price per share not less than the per share par value of the Common Shares in accordance with the Registration Statement and applicable Prospectus Supplement, the Common Shares will be validly issued, fully paid and nonassessable.

2.	Upon the completion of all the Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized. The Subscription Rights, when duly authorized and issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid, binding and enforceable subscription agreement, will be valid and binding obligations of the Fund enforceable against the Fund in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	the Board of Trustees, including any appropriate committee appointed thereby, and/or appropriate officers of the Fund shall have duly (a) established the terms of the Securities and (b) authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (such approval referred to herein as the “Corporate Proceedings”) and any Securities consisting of Common Shares, and any Common Shares for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded;

(ii)	the resolutions establishing the definitive terms and authorizing the Fund to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Fund;

(iii)	the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Declaration of Trust, and the terms of the issuance and sale of the Securities (a) shall have been duly established in accordance with all applicable law and the Declaration of Trust and Bylaws (collectively, the “Organizational Documents”), any underwriting agreement and subscription agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Transaction Documents”) and the authorizing resolutions of the Board of Trustees, and reflected in appropriate documentation reviewed by us, and (b) shall not violate any applicable law, the Organizational Documents or the Transaction Documents (subject to the further assumption that such Organizational Documents and Transaction Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Fund and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Fund;

(iv)	upon issuance of any Common Shares, including upon exercise or exchange of Securities, the total number of Common Shares issued and outstanding shall not exceed the total number of Common Shares that the Fund is then authorized to issue under its Declaration of Trust;

(v)	the Securities (including any Securities issuable upon exercise or exchange of other Securities) and any certificates representing the relevant Securities (including any Securities issuable upon exercise or exchange of other Securities) have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Fund and any other appropriate party;

(vi)	each subscription agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Fund);

(vii)	the Registration Statement, as amended (including all necessary post-effective amendments), shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(viii)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby;

(ix)	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(x)	if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Fund and the other parties thereto;

(xi)	in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

The opinions set forth herein as to enforceability of obligations of the Fund are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the Delaware Statutory Trust Act.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP